September 1, 1998


Mr. James Hohmann
President - Financial SBU
Kemper Investor Life Insurance Company
1 Kemper Drive
Long Grove, IL 60049-0001


Dear Mr. Hohmann:

We are please that Kemper Investors Life Insurance Company (the "Company") has entered into an agreement dated September 1, 1998, with Evergreen Variable Annuity Trust (the "Trust") providing for the purchase by the Company of shares of the Trust for certain of the Company's separate accounts to fund benefits for Variable Insurance Products (the "Participation Agreement"). This letter sets forth the agreement between the Company and Evergreen Asset Management Corp., First Union National Bank of North Carolina and Keystone Investment Management Company (collectively the "Advisers" and individally the "Adviser") concerning certain administrative services the Company will provide the Trust and its Portfolios.

1. Adminstrative Services and Expenses. Administrative services for the separate accounts of the Company (the "Accounts") which invest in one or more portfolios (collectively, the "Portfolios") of the Trust pursuant to the Participation Agreement, and for purchaserso of certain Variable Insurance Products issued through the Accounts, are the responsibility of the Company. Administrative services for the Portfolios, in which the Account invests, and for purchasers of shares of the Porfolios, are the responsibility of the Trust. Notwithstanding the foregoing, however, the Company will provide to the Trust and its Portfolios certain administrative services, as set forth below and which may be amended from time to time, including, but not limited to, the following:

     a) Aggregate allocation, transfer, and liquidation orders of the Account.

     b) Print and mail to owners of Variable Insurance Products copies of the Portfolios' prospectuses and other materials that the Trust is required by law or otherwise to provide to its shareholders, but that the Company is not otherwise required to provide to owners of Variable Insurance Products.

     c) Provide financial consultants with advice with respect to inquiries related to the Portfolios (not including information related to sales).

     d) Provided such other administrative support for the Trust as mutually agreed to by the Company and the Advisers to the extent permitted or requiredunder applicable statutes, and relieve the Trust of other usual or incidental adminsitrative services provided o individual owners of Variable Insurance Products.

2. Servie fee. In consideration of the anticiapated administrative expense savings resulting to the Trust from the Company's services, the Advisers agree to pay the Company at the end of each calendar month a fee ("Service Fee") which will accrue daily at an annual rate of 25 basis points (.25%) of the first $50,000,000 of the aggregate net asset value of all of the issued and outstanding shares of the Portfolios held in the subaccounts of the Accounts, reduced to 20 basis points (.20%) per annum of such aggregate net asset value in excess of $50,000,000 up to $100,000,000 and further reduced to eighteen basis points (.18%) of such aggreate net asset value in excess of $100,000,000.

3. Nature of Payments. The parties to this letter agreement recognize and agree that the Advisers' payments to the Company relate to administrative services only and do not constitute payment in any mannder for adminstrative seervices provided by the Company to the Account or to the Variable Insurance Products, for investment advisory services or for costs of distribution of Variable Insurance Products or of shares of the Portfo-lios and that these payments are not otherwise related to investment advi-sory or distribution services or expenses.

4.   Representations and Warranties:

     a) Each Adviser represents and ewarrants that in the event the Trustees of the Trust approve the payment of all or any portion of the Service Fee by the Trust, the Trust will calculate in the same manner the Service Fee to all insurance companies that have entered into Service Fee arrangements with the Adviser and/or the Trust (the "Participating Insurance Companies").

     b) The Company represents and warrants that: (1) it and its employees and agents meet the requirements of applicable law, including but not limited to federal and state securities law and state law, for the performance of services contemplated herein; and (2) it will not purchase Trust shares of the Portfolios with Account assets derived from tax-qualified retirement pland except indirectly, through Variable Insurance Prodicts purchsed in connection with such plans and that the Service Fee does not include any payment to the Company that is prohibited under the Employee Retirement Income Securities Act of 1974 ("ERISA") with respect to any assets of an owner of a Variable Insurance Product invested in a Varibale Insurance Product using the Portfolios as investment vehicles.

     c) The Company represents, warrants and agrees that: (1) the payment of the Service Fee by the Advisers is designed to reimburse the Company for providing administrative services to the Trust that the Trust would customarily pay and does not represent reimbursement to the Company for providing administrative services to the Varibale Insurance Products or Accounts; (2) no portion of the Service Fee will be rebated by the Company to any owners of Variable Insurance Products; and (3) if the Company or the Adviser, with advice of counsel, determines that it is required or appropriate under applicable law, the Company will disclose to each owner of a Variable Insurance Product the existence of the Service Fee received by the Company pursuant to this letter agreement and will disclose the amount of the Service Fee, if any, that is paid by the Trust.

5.   Indemnification.

     a) The Company agrees to indemnify and hold harless the Advisers and their directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Company in performing its services under this letter agreement, from the inaccuracy or breach of any representation made in this letter agreement, or from a breach of a material provision of this letter agreement, except to the extent such loss, liability or expence is the result of the Advisers' willful misfeasance, bad faith or gross negligence in the performance of their duties.

     b) The Advisers agree to indemnify and hold harmless the Company and its directos, officers, agents and employees from any and all loss, liability and expense resulting from any gross negliegence or willfil wrongful act of the Advisers in performing their services under this letter agreement, from the inaccuracy or breach of any provision of this letter agreement, except to the extent such loss, liability or expense is the result of the Company's willfull misfeasance, bad faith or gross negligence in the performance of its duties. The Advisers also agree to indemnify and hold harmless the Company and its directors, officers, agents, and employees from any and all loss, liability and expense resulting from the Trust's failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

6.   Termination.

     a) Any party may terminate this letter agreement, without penalty, on sixty (60) days' written notice to the other parties.

     b) This letter agreement will terminate at the option of any party in the event of the termination of the Participation Agreemnet.

     c)   This   letter   agreement   will   terminate   immediately   upon  the
          determination of any party, with the advice of counsel, that the payment of the Service Fee is in conflict with applicable law.

7. Amendment. This letter agreement may be amended only upon mutual agreement of the parties hereto in writing.

8. Confidentiality. The terms of this letter agreement will be treated as confidential and will not be disclosed to the public or any outside party except with each party's prior written consent, as required by law or judicial process or as process or as provided in paragraph 4c herein.

9. Assignement. This letter agreement may not be assigned (as that term is defined in the Investment Company Act of 1940) by any party without the prior written approval of the other parties, which approval will not be unreasonably withheld, except that the Advisers may assign their bligations under this letter agreement, including the payment of all or any portion of the Service Fee, to the Trust or to an entity under common control with the Advisers or that serves as a successor investment adviser to the Trust, in each case upon thirty (30)days' written notice to the Company.

10. Governing Law. This letter agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

11. Counterparts. This letter agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

If you agreem to the foregoing, please sign the enclosed copy of this letter and return it to Michael H. Koonce, The Evergreen Fund, 200 Berkeley Street, Boston, MA 02116.

Sincerely,



Evergreen Asset Management Corp.         Keystone Investment Management Company

By:  /s/ Nola M. Falcone                 By:  /s/ Albert H. Elfner
   ------------------------                  -------------------------
   Name:  Nola M. Falcone                   Name:  Albert H. Elfner
   Title: President                         Title: President


                                         AGREED


First Union National Bank                Kemper Investors Life Insurance
of North Carolina                        Company

By:  /s/ David C. Francis                By:  /s/ Otis R. Heldman, Jr.
   ------------------------                  ---------------------------
   Name:  David C. Francis                   Name:  Otis R. Heldman, Jr.
   Title: Senior Vice President              Title: Marketing Officer

                        EVERGREEN VARIABLE ANNUITY TRUST
                             PARTICIPATION AGREEMENT

     THIS AGREEMENT is made this 1st day of September, 1998 between EVERGREEN VARIABLE ANNUITY TRUST, an open-end management investment company organized as a Delaware business trust (the "Trust"), and Kemper Investors Life Insurance Company, a life insurance company organized under the laws of the State of Illinois (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                              W I T N E S S E T H:

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the offer and sale of its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

     WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate account exemptions from the provisions of section 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and nonaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Trust Exemptive Order"); and

     WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

     WHEREAS, the Company has registered or will register certain Accounts as unit investment trusts under the 1940 Act;

     WHEREAS, the Company relies on certain provisions of the 1940 and 1933 Acts that exempt certain Accounts and Contracts from the registration requirements of the Acts in connection with the sale of Contracts under certain private placement offerings; and

     WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts;

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:



                                    ARTICLE I

                              Sale of Trust Shares

     1.1. The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary and in the best interest of the shareholders of such Portfolio.

     1.2. The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.3. For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that (i) such orders are received by the Company in good order prior to the close of the regular trading session of the New York Stock Exchange and (ii) the Trust receives notice of such orders by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.4.  Purchase  orders that are transmitted to the Trust in accordance with
Section 1.3 shall be paid for on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

     1.5. The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.6. The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. New York time.

     1.7. The Trust agrees that it shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Shared Trust Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that the trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

     1.8. The Trust agrees that all participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.9 and Article IV of this Agreement.


                                   ARTICLE II

                           Obligations of the Parties

     2.1. The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1. and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2. The Trust will bear or cause to be borne the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the Trust's current prospectus, statement of additional information, annual report, semi-annual report, Trust sponsored proxy material or other shareholder communications, including any amendments or supplements to any of the foregoing.

     2.3. The Company will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the Accounts' current prospectuses and statements of additional information, private placement memorandums, annual and semi-annual reports, Contracts, Contract applications, Account sponsored proxy materials and voting solicitation instructions.

The Company agrees to provide the Trust or its designee with such information as may be resaonably requested by the Trust to asure that the Trust's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts.

     2.4. The Company agrees and acknowledges Evergreen Asset Management Corp. ("Evergreen Asset"), is the sole owner of the name and mark "Evergreen" and that all use of any designation comprised in whole or in part of Evergreen (an "Evergreen Mark") under this Agreement shall inure to the benefit of Evergreen Asset. Except as provided in Section 2.5., the Company shall not use any Evergreen Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Evergreen Asset. Upon termination of this Agreement for any reason, the Company shall cease all use of any Evergreen Asset Mark(s) as soon as reasonably practicable.

     2.5. The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or an investment adviser to the Trust is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material including private placement memorandums, in which the Trust or its investment adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     2.6. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment advisers in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

     2.7. The Trust shall furnish or cause to be furnished, to the Company or its designee, a copy of each Trust prospectus or statement of additional information in which the Company or the Accounts are named prior to the filing of such document with the Securities and Exchange Commission. The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or the Accounts are named, at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     2.8. The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement, prospectus or private placement memorandum for the Contracts (as such registration statement, prospectus or private placement memorandum may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

     2.9. With respect to Contracts sold under private placement offerings, the Company shall vote shares held by it inaccordance with Section 3.4 of this Agreement. Other wise , so long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policy owners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculated voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policy owners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.


                                   ARTICLE III

                         Representations and Warranties

     3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Illinois and that it has legally and validly established each Account as a segregated asset account under such law on the dates set forth in Schedule A.

     3.2. The Company represents and warrants that, unless an exemption from registration is available, it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     3.3. The Company represents and warrants that, unless an exemption from registration is available, the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     3.4. With respect to the Accounts which are exempt from registration under the 1940 Act in reliance upon Sections 3(c)(1) or 3(c)(7) thereof, the Company represents and warrants that:
     (a) The principal underwritrer for each such unregistered Account and any subaccount thereof is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended;

     (b) Trust Shares are and will continue to be the only investment securities held by the corresponding Account subaccount(s); and

     (c) with regard to each Portfolio, the Company, on behalf of the corresponding Account subaccount, will;

          (1) vote such shares held by it in the same portion as the vote of all other holders of such shares; and

          (2) refrain from substituting shares of another security for such shares unless the Securities and Exchange Commission has approved such substitution in the manner provided in Section 26 of the 1940 Act.

     3.5. The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

     3.6. The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust is registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

     3.7. The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. The Trust shall provide the Company, or cause to be provided, a letter from the appropriate office within ten Business Days following the end of each calendar quarter of the Trust, certifying the Trust's compliance during that calendar quarter with the diversification requirements and qualification as a regulated investment company, including a detailed listing of individual securities held by each Portfolio of the Trust. In the event of a breach of this Section 3.6 by the Trust, it will take all reasonable steps (a) to immediately notify the Company of such breach and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Regulation 817-5.

                                   ARTICLE IV

                               Potential Conflicts

     4.1. The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Trust Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3. If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that an irreconcilable material conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a difference investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     4.4. If an irreconcilable material conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.5. If any irreconcilable material conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it had determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6. For purposes of Section 4.3. through 4.6. of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if any offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such irreconcilable material conflict as determined by a majority of the disinterested Trustees.

     4.7. The Company shall at least annually submit to the trustees such reports, materials or data as the Trustees may reasonably request so that the trustees may fully carry out the duties imposed upon them by the Shared Trust Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

     4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(l) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Trust Exemptive Order) on terms and conditions materially different from those contained in the Shared Trust Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(l), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.


                                    ARTICLE V

                                 Indemnification

     5.1. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or private placement memorandum for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article
V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2.(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

     (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived form written information furnished to the Company by or on behalf of the Trust; or

     (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

     5.3. Neither the Company nor the Trust shall be liable under the indemnification provisions of Section 5.1. or 5.2., as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.4. Neither the Company nor the Trust shall be liable under the indemnification provisions of Section 5.1. or 5.2., as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim which shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability which it may have to the Indemnified Party int he absence of Sections 5.1. and 5.2.

     5.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI

                                   Termination

     6.1. This Agreement shall continue in full force and effect until the first to occur of:

     (a) termination by any party for any reason by six (6) months' advance written notice delivered to the other party; or

     (b) termination by the Company by written notice to the Trust with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts or not consistent with the Company's obligations to Contract owners; or

     (c) termination by the Company by written notice to the Trust with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (d) termination by the Company by written notice to the Trust with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or any independent or resulting failure under Section 817 of the Code, or under any successor or similar provision of either, or if the Company reasonably believes that the Trust may fail to so qualify; or

     (e) termination by the Trust by written notice to the Company if the Trust shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, but no such termination shall be effective under this subsection (e) until the Company has been afforded a reasonable opportunity to respond to a statement by the Trust concerning the reason for notice of termination hereunder; or

     (f) termination by the Company by written notice to the Trust if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust or an investment adviser to the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; but no such termination shall be effective under this subsection (f) until the Trust has been afforded a reasonable opportunity to respond to a statement by the Company concerning the reason for notice of termination hereunder.

     6.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in
Section 2.3.

     6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.9 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.


                                   ARTICLE VII

                                     Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.




If to the Trust:

200 Berkeley Street
Boston, Massachusetts  02116
Attention:  Legal Department

If to the Company:

One Kemper Drive
Long Grove, Illinois 60049
Attention:  General Counsel

                                  ARTICLE VIII

                                  Miscellaneous

     8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4.  This  Agreement   shall  be  construed  and  the  provisions   hereof
interpreted under and in accordance with the laws of the State of Illinois.

     8.5. The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising directly or indirectly under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

     8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

KEMPER INVESTORS LIFE INSURANCE COMPANY         EVERGREEN VARIABLE ANNUITY TRUST


By:  /s/ Otis R. Heldman                        By: /s/ D'Ray Moore
Name: Otis R. Heldman                           Name:  D'Ray Moore
Title: Marketing Officer                        Title: Secretary

                                       A-1
                                   SCHEDULE A
             Separate Accounts, Contracts and Associated Portfolios



Name of Separate Accounts and Date
Established by Board of Directors

1.   KILICO Variable Separaate Account - 2
     (KV SA-2) (est.06/17/97)

2    KILICO Variable Series III Separate Account (Series III SA) (est 01/30/97)

3.   KILICO Variable Series VI Separate Account
     (Series VI SA) (est. 01/30/98)


Contracts Funded by Separate Account

1.   First Fondation VUL (KV SA-2)

2.   Series IV VUL (Individual) (Series III SA)

3.   Series VII VUL (Survivorship) (Series VI SA)


Designated Portfolios

1.   First Foundation VUL
          Evergreen VA Fund
          Evergreen VA Growth and Income Fund Evergreen VA Foundation Fund Evergreen VA Global Leaders Fund Evergreen VA Strategic Income Fund Evergreen VA Aggressive Growth Fund Evergreen VA Small Cap Equity Income Fund Evergreen VA International Growth Fund

2.        Series IV VUL Evergreen VA Fund
          Evergreen VA Growth and Income Fund Evergreen VA Foundation Fund Evergreen VA Global Leaders Fund Evergreen VA Strategic Income Fund Evergreen VA Aggressive Growth Fund Evergreen VA Small Cap Equity Income Fund

3.        Series VII VUL Evergreen VA Fund
          Evergreen VA Growth and Income Fund Evergreen VA Foundation Fund Evergreen VA Global Leaders Fund Evergreen VA Strategic Income Fund Evergreen VA Aggressive Growth Fund Evergreen VA Small Cap Equity Income Fund